Calculation of Filing Fee Tables
S-8
NEXSTAR MEDIA GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	3,058,400	$ 161.7516	$ 494,701,093.44	0.0001381	$ 68,318.22
Total Offering Amounts:						$ 494,701,093.44		$ 68,318.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 68,318.22
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), as amended, this Registration Statement ("Registration Statement") also covers any number of additional shares that may be offered or issued under the 2026 Plan to prevent dilution as a result of future stock splits, stock dividends or similar transactions under the 2026 Plan. (2) Represents (i) 2,300,000 shares of common stock newly authorized for issuance under the 2026 Plan, (ii) 217,783 shares of common stock representing shares that were available for future grants under the 2019 Plan and became available for issuance under the 2026 Plan as of the effective date of the 2026 Plan, (iii) 377,667 shares of Common Stock that may again become available for delivery with respect to awards under the 2026 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2026 Plan, and (iv) 162,950 shares of Common Stock pursuant to the Assumed Awards outstanding under the TEGNA Plan. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $161.7516, the average of the high and low prices of Common Stock as reported on Nasdaq Global Select Market on June 22, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources